EXHIBIT 99.1

                 FOR:      TARRANT APPAREL GROUP

             CONTACT:      Corazon Reyes
                           Chief Financial Officer
                           (323) 780-8250

                           Investor Relations:
                           Melissa Myron/Lila Sharifian
                           Financial Dynamics
                           (212) 850-5600


FOR IMMEDIATE RELEASE


             TARRANT APPAREL GROUP PROVIDES FISCAL YEAR 2004 UPDATE

                   COMPANY ISSUES INITIAL FISCAL 2005 OUTLOOK

LOS ANGELES, CA - OCTOBER 5, 2004 -- TARRANT APPAREL GROUP (NASDAQ:TAGS), a leading provider of private label and private brand casual apparel, today updated its outlook for the third quarter and fiscal year 2004 and provided its outlook for fiscal 2005.

FISCAL 2004

         The Company anticipates that revenues and net loss for the third and fourth quarters of fiscal 2004 and for the full fiscal year will be:

         o        Q3 Revenues:  In the range of $37 to $40 million
         o        Q4 Revenues:  In the range of $40 to $45 million
         o        FY'04 Revenues:  In the range of $157 to $162 million

         o        Q3 Net Loss:  In the range of $3 to $4 million
         o        Q4 Net Loss:  In the range of $23.1 to $22.1 million
         o        FY'04 Net Loss:  In the range of $96.9 to $98.9 million

         The anticipated net loss for the 2004 fourth quarter and full fiscal year includes a non-cash charge of approximately $22.6 million expected to be incurred in the fourth quarter, resulting from a reclassification of foreign currency translation adjustments presently recorded on the balance sheet as a reduction of stockholders' equity. Upon the substantial liquidation of the Company's Mexico subsidiaries following the previously announced sale of the Company's fixed assets in Mexico, the amount accumulated in the translation adjustment will be removed from the separate component of stockholders' equity and recorded as a loss in the statement of operations. The anticipated loss for the 2004 full fiscal year also includes a non-cash charge of $64.3 million recorded in the second quarter of 2004, which is the Company's portion of a $78.0 million charge for impairment of assets resulting from an appraisal of the Company's fixed assets in Mexico, which include real estate and equipment related to manufacturing facilities. Excluding these non-cash charges, the Company anticipates net income (loss) of $(500,000) to $500,000 for the 2004 fourth quarter and a net loss of $10 million to $12 million for fiscal 2004.


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         Barry Aved, President and CEO of Tarrant Apparel Group, commented, "Our revised guidance for the second half of the year reflects several factors: first, generally softer than expected back-to-school selling has made many retailers more conservative in their positions for the Holiday selling season; second, certain of our larger customers also have been faced with internal challenges, which have subsequently caused them to reduce their holiday orders with us; and lastly, significant and increasing congestion of the West Coast ports has caused less predictable delivery times and has resulted in increased cancellations and charge-backs. In addition, due to the elimination of quota for next year, a number of retailers have significantly reduced their Spring merchandise receipts for the fourth quarter, pushing them into the first quarter of 2005."

FISCAL 2005

         Based in part upon a much more active first quarter than historical levels, the Company's initial outlook for fiscal 2005 is for sales in the range of approximately $220 to $240 million and net income of approximately $7 to $11 million. This outlook contemplates growth coming from both the Private Brand and Private Label business segments. The Company currently anticipates revenue from Private Brands to more than double 2004 levels and to be in the range of approximately $55 to $65 million. Private Label sales are expected to be in the range of approximately $165 to $175 million.

         "We are committed to executing our proven trading model and expanding our private brands business," continued Mr. Aved. "In addition to continued growth from American Rag CIE, we currently anticipate significant growth in 2005 for our Gear7 and Alain Weiz brands, as well as strong potential from No Jeans. As for our Private Label business, we will remain focused on increasing our business with leading retailers, improving our position as a value added supplier and generating results through the strength of our design leadership."

ABOUT TARRANT APPAREL GROUP

Tarrant Apparel Group serves specialty retailers, mass merchants, national department stores, and branded wholesalers by designing, merchandising, contracting for the manufacture of, and selling casual and well-priced apparel for women, men, and children.

FORWARD LOOKING STATEMENT

Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are inherently unreliable and actual results may differ materially. Examples of forward looking statements in this news release include net loss and adjusted net loss estimates, revenue projections, the anticipated consummation of the sale of our Mexico assets in the fourth quarter of 2004, anticipated improvements in sales in the 2005 first quarter, and anticipated growth in 2005 in sales of Gear7, Alain Weiz and No! Jeans apparel. Factors which could cause actual results to differ materially from these forward-looking statements include satisfaction of conditions to closing of the sale transaction, including conditions that are outside of the parties' control such as approval of the transaction by Mexican antitrust authorities. There can be no assurance that these conditions will be satisfied or that the sale transaction will be consummated. Additional risks that may impact these forward looking statements include a softening of retailer or consumer acceptance of the Company's products, pricing pressures and other competitive factors, continued delays and West Coast ports, and the unanticipated loss of a major customer. These and other risks are more fully described in the Company's filings with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.


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Pro Forma Financial Information

         Tarrant Apparel Group has prepared adjusted net income (loss) data applicable to 2004 to supplement its estimated results determined under applicable generally accepted accounting principles (GAAP). The adjusted amounts are not meant as a substitute for GAAP, but are included solely for informational purposes. The adjusted data has been adjusted for two items that the Company believes to be one-time charges as described above.

            The following table illustrates the adjustments to estimated net loss described in this press release and reconciles the adjusted data to the estimated net loss determined in accordance with GAAP:

                                                THREE MONTHS
                                                    ENDED         YEAR ENDED
                                                 DECEMBER 31,    DECEMBER 31,
                                                    2004             2004
                                              ---------------- ----------------
                                                        (in millions)

Estimated net income (loss) after income
   taxes ..................................   $ (23.1) $  22.1 $ (98.9) $ (96.9)
Add back impairment of assets
   charge net of minority interest (a) ....    --       --        64.3     64.3
Add back foreign currency
   translation adjustment (b) .............      22.6     22.6    22.6     22.6
                                              -------  ------- -------  -------
Adjusted estimated net income (loss) ......   $  (0.5) $   0.5 $ (12.0) $ (10.0)
                                              =======  ======= =======  =======

----------
       (a) Represents the Company's portion of a $78.0 million charge incurred in the 2004 second quarter for impairment of assets resulting from an appraisal of the Company's fixed assets in Mexico.
       (b) Represents a charge expected to be incurred in the fourth quarter, resulting from a reclassification of foreign currency translation adjustments presently recorded on the balance sheet as a reduction of stockholders' equity. This reclassification and charge will occur upon the substantial liquidation of the Company's Mexico subsidiaries following the previously announced sale of the Company's fixed assets in Mexico.


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